                                                                       Exhibit 5


                                                                January 28, 1994




Overseas Shipholding Group, Inc.
1114 Avenue of the Americas
New York, New York 10036

                       Overseas Shipholding Group, Inc.
                      Registration Statement on Form S-3
                           (filed January 28, 1994)
                      ----------------------------------

Ladies and Gentlemen:

        We have acted as counsel to Overseas Shipholding Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of the above-captioned Registration Statement and the prospectus included therein (the "Prospectus"), relating to the proposed issuance of up to 3,450,000 shares of the Company's Common Stock, par value $1.00 per share (the "Shares").

        In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

        Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the underwriting agreement as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

Overseas Shipholding Group, Inc.
January 28, 1993
Page 2

        Our opinion expressed above is limited to the federal law of the United States of America, the law of the State of New York and the corporate law of the State of Delaware.

        Stanley Komaroff, Esq., a partner in our firm, is a director of the Company.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Opinions" in the Prospectus. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under
Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

                                        Very truly yours,

                                        PROSKAUER ROSE GOETZ & MENDELSOHN


                                        By /s/ Howard A. Shapiro
                                          -------------------------------
                                           a partner